Exhibit 1.01 to Form SD

CONFLICT MINERALS REPORT

CISCO SYSTEMS, INC.

This Conflict Minerals Report (“CMR”) has been prepared by Cisco Systems, Inc. (herein referred to as “Cisco,” the “Company,” “we,” “our,” and “us”) in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended. The information contained herein includes only the activities of Cisco’s majority-owned subsidiaries and variable interest entities that are subject to the Final CM Rules (as defined below).

This CMR for the reporting period January 1 to December 31, 2022 is presented to comply with the final conflict minerals implementing rules promulgated by the Securities and Exchange Commission (“SEC”), as modified by the SEC order issued on May 2, 2014 (“Final CM Rules”). The Final CM Rules were adopted by the SEC to implement the reporting requirements mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Final CM Rules impose reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals (as defined below) that are necessary to the functionality or production of such products. “Conflict Minerals” are currently defined by the SEC as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum and tungsten (collectively or individually, as appropriate, “3TG”).

To comply with the Final CM Rules, we conducted due diligence on the source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture to ascertain whether these Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) and financed or benefited armed groups in any of these countries.

I. Overview

Company Overview

Cisco designs and sells a broad range of technologies that power the Internet. We are integrating our platforms across networking, security, collaboration, applications and the cloud. These platforms are designed to help our customers manage more users, devices and things connecting to their networks. This will enable us to provide customers with a highly secure, intelligent platform for their digital business.

Products Overview

Cisco’s products and technologies are grouped into the following categories: Secure, Agile Networks; Internet for the Future; Collaboration; End-to-End Security; Optimized Application Experiences; and Other Products.

Secure, Agile Networks consists of our core networking technologies of switching, enterprise routing, wireless, and compute products. These technologies help our customers build networks, automate, orchestrate, integrate, and digitize data. The 3TG present in Cisco’s supply chain is used primarily in the manufacture of these Secure, Agile Networks products.

Internet for the Future consists of our routed optical networking, public 5G, silicon, and optics offerings.

Collaboration consists of our collaboration and contact center offerings.

End-to-End Security consists of our overall security offerings.

Optimized Application Experiences consists of our full stack observability and cloud-native platform offerings.

Supply Chain Overview

Cisco’s supply chain operations encompass the development, manufacture, distribution and take-back of our products. This includes sourcing, order management, manufacturing, delivery, and “reverse logistics” (which refers to logistics relating to the return, reuse and/or recycling of products).

We spend billions of dollars each year with a complex community of thousands of suppliers around the world. We have categorized our suppliers into three types: manufacturing partners, component suppliers, and logistics and service providers. Certain component suppliers, e.g., packaging suppliers, as well as logistics and service providers, were excluded from the reasonable country of origin inquiry (“RCOI”) and due diligence measures discussed below because we have concluded that they do not provide Cisco with any products within the scope of the Final CM Rules.

As Cisco does not have a direct relationship with 3TG smelters or refiners (“SORs”), we collaborate with our suppliers and other companies within our sector to implement many of our Conflict Minerals compliance policies and processes.

Cisco requires “In-Scope Suppliers,” defined as direct suppliers within our product supply chain that could potentially be supplying products/components that contain 3TG, to provide information regarding the origin, source and chain of custody of the Conflict Minerals contained in our product components and materials. Cisco has relied upon such information in the preparation of this CMR.

II. Cisco’s Responsible Minerals Program Design

Cisco’s Responsible Minerals Program Design and Alignment to the OECD’s Five Steps

Cisco designed its due diligence with respect to the source and chain of custody of the 3TG contained in its products based on the five-step due diligence framework set forth in the Third Edition of the Organisation for Economic Co-operation and Development’s (“OECD’s”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“CAHRAs”), including the supplements thereto. Additionally, Cisco requires suppliers to source only from SORs conformant with the applicable Responsible Minerals Initiative (“RMI”) Responsible Minerals Assurance Process (“RMAP”) standard or a cross-recognized scheme.

1. Establish Strong Company Management Systems

Responsible Minerals Policy: The Cisco Responsible Minerals Policy states our commitment to working with our suppliers to source minerals in alignment with our values concerning human rights, business ethics, labor, health and safety practices, and environmental responsibility. We support the responsible extraction of minerals from the Covered Countries and other CAHRAs, as well as responsible sourcing from artisanal and small-scale mines (ASM).

The Cisco Responsible Minerals Policy can be found on our corporate website, www.cisco.com, by clicking on “About Cisco” at the bottom of the webpage, and then, on the resulting webpage, clicking on the “Supply chain sustainability” link under the “Doing business with Cisco” header. The Responsible Minerals Policy is under the heading “List of Policies.”

Internal Management Structure: Cisco maintains a governance structure for internal management and evaluation of the due diligence process relating to 3TG. Our internal Supply Chain Sustainability Team manages and implements our 3TG due diligence practices. The team notifies senior management in our supply chain organization of changes in supplier risk level and due diligence results by reporting to the Supply Chain Human Rights Governance Committee, which provides management oversight of human rights risks and opportunities within our supply chain and oversees the integration of human rights policies and priorities into our business operations. The committee is comprised of our Senior Vice President of Supply Chain Operations and other management representing our Global Manufacturing Operations, Services and Logistics, Global Supplier Management, Technology & Quality, and Supply Chain Transformation teams, as well as our Legal organization.

Mineral Supply Chain System of Controls: We have implemented a system of controls that allows for the identification of upstream actors and the country of origin of minerals using the RMI’s Conflict Minerals Reporting Template (“CMRT”) and data from the RMI’s RMAP. We collect, assess, and maintain in a database record of our due diligence efforts.

Supplier Engagement: To improve our suppliers’ due diligence capabilities, Cisco produced a 3TG Supplier Survey guide that provides additional background information about responsible sourcing issues and best practices for conducting due diligence. The Cisco Responsible Minerals Policy is incorporated by reference into our standard master purchasing agreements in supply chain procurement, and such master purchasing agreements also require suppliers to adhere to the Responsible Business Alliance (“RBA”) Code of Conduct, which in turn requires suppliers to adopt a responsible minerals policy. Cisco assesses if each supplier has adopted such a responsible minerals policy by reviewing the information provided by the supplier in the CMRT. Additionally, responsible mineral sourcing is one of the indicators reported and measured in Cisco’s Supplier Scorecard, which is reviewed regularly with suppliers and informs business decisions. If we find, in the course of conducting due diligence, that suppliers are not meeting Cisco’s expectations for responsible mineral sourcing, such suppliers are flagged for mineral sourcing risks, and our practice is to direct them to develop and execute plans to improve performance.

Company Grievance Mechanism: Cisco has a company-level grievance mechanism to collect concerns, questions, or grievances from any interested party regarding violations of the Responsible Minerals Policy. The grievance mechanism is the Cisco EthicsLine, our online corporate responsibility tool found on our corporate website, www.cisco.com, by clicking on “About Cisco” at the bottom of our homepage, and then, on the resulting webpage, clicking on the “Report unethical behavior” link under the “Doing business with Cisco” header.

2. Identify and Assess Risk in the Supply Chain

In-Scope Supplier Identification: To determine how and where 3TG is used in our supply chain, we identify suppliers that may have 3TG-qualifying components, which involves excluding suppliers utilizing component classes that do not contain metals, such as those containing only software, plastic materials or paper materials, and suppliers utilizing components that we otherwise have reason to believe do not contain 3TG. The next step is to analyze these suppliers to address changes in the supply chain due to merger and acquisition activities and other exclusion criteria. The remaining suppliers are categorized as “In-Scope Suppliers.”

In-Scope Supplier CMRT Data Collection: A survey of In-Scope Suppliers is conducted using the CMRT, which provides a mechanism for these suppliers to provide details regarding the SORs from which their suppliers source 3TG. The responses from the CMRT are collected in a database that we maintain that allows us to track responses and perform due diligence on that data.

In-Scope Supplier CMRT Analysis and Research: Once we receive responses, we analyze and research them. In-Scope Suppliers that provide one or more CMRTs that do not meet our acceptance criteria (or that do not provide a CMRT) are contacted again in order to correct information, obtain additional information, and/or seek clarification on whether specific SORs contributed to Cisco products.

In-Scope Supplier Tracking and Monitoring: We track and monitor the completion of CMRTs by In-Scope Suppliers using internal tools. Based on Cisco’s CMRT acceptance criteria, we escalate certain missing CMRTs to our Global Supplier Management team for further engagement. Our policy is to conduct follow-up communications with In-Scope Suppliers whose CMRTs report SORs that are not RMAP “Conformant” (as defined hereinafter) or “Active” (as defined hereinafter), including conducting meetings with them to discuss progress toward removing Non-Conformant SORs from their supply chains.

Smelter Analysis and RCOI Determination: Cisco uses country of origin data obtained during RMAP SOR audits to determine country of origin of 3TG in our supply chain. We compare the list of SORs reported on the accepted CMRTs submitted by our In-Scope Suppliers against the RMI Smelter Reference List to determine which SORs are validated by the RMI to be actual SORs. We then compare that list of validated SORs against the RMI’s list of RMAP Conformant SORs. To complete a RCOI determination, Cisco compares the list of the RMAP Conformant SORs reported by our suppliers against the RMI’s Reasonable Country of Origin Information Data List, which provides data on the country of origin of minerals processed by RMAP Conformant SORs, to create a list of countries from which the 3TG sourced by the RMAP Conformant SORs in our supply chain may have originated. We have included this list in this CMR as Addendum B.

3. Design and Implement a Strategy to Respond to Identified Risks

Report Findings to Senior Management: Cisco’s Supply Chain Human Rights Governance Committee is notified of identified risks in our supply chain following the completion of the CMRT data collection process. The committee reviews a summary of supplier responses, a detailed analysis of SORs reported in our supply chain including the RMAP-conformance status, and an overview of emerging issues. In addition, senior management receives ongoing updates of due diligence activities in regular supplier business review meetings and as otherwise needed.

Create and Implement a Risk Management Plan: Cisco maintains a risk management plan and metrics for mitigation efforts. We track the number of Conformant, Active, and Non-Conformant SORs as reported to us in our CMRT supplier surveys. Based on that data, we determine risk mitigation procedures including working with suppliers on a strategy to remove SORs that are both high-risk and uncooperative from the supply chain. In the event that a supplier does not make efforts to comply with our Responsible Minerals Policy, the situation may be escalated to our Global Supplier Management organization for a determination as to whether to remove such supplier from our supply chain.

SOR RMAP Conformant status may change, even during the same year in which the CMRT reporting step has been completed. We therefore monitor the RMAP participation status of SORs in our supply chain throughout the year via engagement with and updates from the RMI. We also monitor our suppliers’ adherence to Cisco’s Supplier Code of Conduct and Responsible Minerals Policy throughout the year, and we strive to hold them accountable through our Supplier Scorecard and other internal business processes.

4. Support the Process for Independent Third-Party Audits of SORs

Cisco strongly supports independent, third-party audits at identified points in the supply chain, primarily through our membership and participation in the RMI and also by supporting other tools for advancing due diligence practices.

5. Report on Supply Chain Due Diligence

Cisco publicly reports on our supply chain due diligence policies and practices in our annual Purpose Report. We also publish, on our website, our annual SEC filing pertaining to Conflict Minerals, to which this CMR is an exhibit. These documents can be found on our corporate website, www.cisco.com, by clicking “About Cisco” at the bottom of the webpage, and then, on the resulting webpage, clicking on the “Supply chain sustainability” link under the “Doing business with Cisco” header.

III. Cisco’s 2022 RCOI and Due Diligence Measures and Results

Below are the actions performed for this reporting period in order to conduct the RCOI and exercise due diligence on the source and chain of custody of the necessary 3TG contained within our products that may or may not have originated from the Covered Countries and may or may not have come from recycled or scrap smelters or refiners.

In-Scope Supplier Survey Responses

During the reporting year, Cisco surveyed its In-Scope Suppliers using the CMRT. We received responses from 328 In-Scope Suppliers, which represents approximately 99% of Cisco’s spend with direct materials suppliers whose components or assemblies may contain 3TG. We then proceeded to analyze the CMRTs provided by In-Scope Suppliers that met Cisco’s CMRT acceptance criteria.

Smelter and Refiner RCOI and Due Diligence Results

The results of Cisco’s due diligence on the source and chain of custody of Cisco’s necessary 3TG are the product of an iterative and escalating data collection and dialogue process with our In-Scope Suppliers, as described in the immediately foregoing section.

RCOI Results

As described above, Cisco compared the list of SORs reported on the CMRTs submitted by our In-Scope Suppliers that met Cisco’s CMRT acceptance criteria first against the RMI Smelter Reference List, then against the RMI’s list of RMAP Conformant SORs, and finally against the RMI’s RCOI Information Data List dated March 31, 2023 to create the list of countries set forth in Addendum B.

Due Diligence Results

The CMRTs submitted by Cisco’s In-Scope Suppliers that met Cisco’s CMRT acceptance criteria identified 329 unique SORs, up from 307 unique SORs in the previous reporting year. Of such 329 unique SORs, 223 are conformant with the applicable RMAP standard (collectively, “Conformant” smelters and refiners), and 9 are “Active” according to the RMI, meaning that they are engaged in the RMAP, but a conformance determination has not yet been made (collectively, “Active” smelters and refiners). Table 1 below presents, by Conflict Mineral, the total number of unique SORs identified on CMRTs submitted by Cisco’s In-Scope Suppliers that met Cisco’s CMRT acceptance criteria and the percentage that are considered low risk. Cisco defines low risk SORs as meeting either of the following criteria: 1) conformant or active in a recognized audit program, or 2) not part of a recognized audit program but confirmed by a third-party research provider to either be 100% recycled/scrap operations or to not source from Covered Countries. See Addendum A for a list of SoRs identified on CMRTs submitted by Cisco’s In Scope Suppliers that meet Cisco’s CMRT acceptance criteria. The number of SORs identified as either Conformant or Active for the 2022 reporting year has decreased by 23 from the previous reporting year: 232 SORs for the 2022 reporting year versus 255 SORs for the 2021 reporting year.

Table 1 – Low-Risk Smelters and Refiners, by Conflict Mineral.

(as reported to Cisco by In-Scope Suppliers)

	Total Smelters and Refiners, by Conflict Mineral (2022) *	Number Conformant or Active** (2022)	Number of Non- Conformant Confirmed Recyclers or Not Sourcing from Covered Countries (2022)	Current Percentage Low Risk (see definition above) (2022)	Previous Percentage Low Risk (see definition above)
					(2021)	(2020)
Gold	165	102	28	79%	89%	81%
Tantalum	34	33	1	100%	100%	100%
Tin	82	62	6	83%	88%	86%
Tungsten	48	35	5	83%	96%	95%

*	Includes smelters and refiners that are potential sources of 3TG
**

Includes refiners accepted onto the London Bullion Market Association (LBMA) Good Delivery list or certified by the Responsible Jewellery Council (RJC), which are both responsible minerals standards recognized by the RMAP.

Based on information provided by Cisco In-Scope Suppliers on CMRTs that met Cisco’s CMRT acceptance criteria and the RMI’s March 31, 2023 RCOI data, the countries from which the 3TG sourced by the RMAP Conformant SORs in our supply chain may have originated are listed in Addendum B.

IV. Risk Mitigation Efforts

We intend to take the following steps to further mitigate the risk that the 3TG contained in our products could benefit armed groups in the Covered Countries:

Policy Management:

Cisco reviews its Responsible Minerals Policy annually, and an update to the policy was published in May 2022 to further align the Responsible Minerals Policy with the OECD Due Diligence Guidance and Cisco’s human rights commitments.

Due Diligence Plan:

We plan to continue to enhance In-Scope Supplier communication and engagement to improve In-Scope Supplier data accuracy and completeness, and we intend to continue to exert influence throughout our supply chain through the use of supplier scorecards and review processes.

In 2022, Cisco again contributed financially to the RMI’s Audit Fund to encourage a high level of SOR participation in the RMAP and to offset the due diligence cost of sourcing responsibly.

Additionally, in response to expanding stakeholder expectations and global regulations, Cisco created a procedure to identify likely CAHRAs based on guidance from the EU, OECD, and the United Nations.

Collaboration and Community:

In 2022, Cisco continued collaborating with peer companies and other stakeholders through participation in the RMI. Our involvement included the RMI Smelter Engagement Team, which works to increase participation in the RMAP process. We anticipate deepening our involvement in the RMI Smelter Engagement Team and engaging on other issues relevant to Cisco’s Responsible Minerals Program.

Cisco is also a member of the European Partnership for Responsible Minerals (EPRM), a multi-stakeholder partnership designed to increase the number of mines that adopt responsible mining practices in CAHRAs. In 2022, Cisco continued to support the EPRM-funded project Scalable Trade in Artisanal Gold (STAG), which aids Burkinabe miners’ efforts to improve their livelihoods through mineral resources, and participated in STAG’s Downstream Progressive Due Diligence Lab, which works to promote ASM sourcing and due diligence among midstream and downstream actors in the supply chain. We look forward to continuing to participate in this project and have contributed funding to advance the project in 2023.

In December 2022, Cisco committed to joining the Public-Private Alliance for Responsible Minerals Trade (PPA) to contribute to its work improving due diligence systems for ethical supply chains. We plan to support the PPA’s work in 2023.

Advancing Mineral Supply Chain Transparency:

Building upon previous engagements to increase transparency and the usefulness of minerals supply chain data, Cisco supports the development of traceability tools to connect mine-level data with customers and stakeholders downstream. Cisco plans to continue this work in 2023.

V. Conclusion

Given that we have received insufficient information with respect to certain SORs that may have processed the 3TG in our products, we are unable to conclude whether our products are conflict-free, and for this reason, pursuant to SEC guidance issued on April 29, 2014 and the SEC order issued on May 2, 2014, an independent private sector audit of the report presented herein has not been conducted.

FORWARD-LOOKING STATEMENTS

Statements relating to due diligence process improvement made in this CMR, as well as certain other statements made in this CMR, are forward-looking in nature and are based on Cisco’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of risks (including those risks identified in our most recent filings with the Securities and Exchange Commission on Form 10-K and Form 10Q), uncertainties, assumptions, and other factors (such as whether industry organizations and initiatives such as the RBA and RMI remain effective as a source of external support to us in the Conflict Minerals compliance process and whether the results of our efforts to improve the due diligence process, to enhance industry collaboration regarding the same, to investigate possible investment in new supply chain compliance technologies and to expand upon our supply chain-related human rights initiatives will be effective) that are difficult to predict and may be outside of Cisco’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein. Forward-looking statements speak only as of the date they are made, and Cisco does not undertake any obligation to update any forward-looking statement.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Cisco’s) are not incorporated by reference in, or considered to be a part of, this CMR unless expressly incorporated by reference herein.

Addendum A: List of Smelters and Refiners

The following list contains the SORs that may have been used to process 3TG used in Cisco products based on information provided by Cisco In-Scope Suppliers on CMRTs that met Cisco’s CMRT acceptance criteria. Cisco does not have direct relationships with these SORs or their suppliers. We continue to work with our suppliers to improve due diligence efforts and remove SORs that violate our Responsible Minerals Policy or that otherwise meet certain criteria relating to sourcing risk. This list is dated as of May 23, 2023.

Metal	Smelter Name	Country
Gold	8853 S.p.A.	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY

Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	L’Orfebre S.A.	ANDORRA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	WEEEREFINING	FRANCE
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA

Tin	Dowa	JAPAN
Tin	DS Myanmar	MYANMAR
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	VIETNAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Super Ligas	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM

Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION

Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA

Addendum B: List of Countries of Origin of Conflict Minerals

Based on information provided by Cisco In-Scope Suppliers on CMRTs that met Cisco’s CMRT acceptance criteria and the RMI’s March 31, 2023 RCOI data, the countries from which the 3TG sourced by the RMAP Conformant SORs identified on such CMRTs may have originated are listed below.

Country	Metal	Country	Metal
Australia	Tantalum, Tin, Tungsten	Myanmar	Tin, Tungsten
Austria	Tungsten	Namibia	Tin
Benin	Gold	Nicaragua	Gold
Bolivia	Gold, Tin, Tungsten	Niger	Gold
Brazil	Gold, Tantalum, Tin, Tungsten	Nigeria	Tantalum, Tin, Tungsten
Burundi	Tantalum, Tin, Tungsten	Papua New Guinea	Gold
Canada	Gold	Peru	Gold, Tin, Tungsten
Chile	Gold	Philippines	Gold
China	Tantalum, Tin, Tungsten	Portugal	Tin, Tungsten
Colombia	Gold, Tin	Rwanda	Tantalum, Tin, Tungsten
Congo, Democratic Republic of the	Tantalum, Tin, Tungsten	Sierra Leone	Tantalum
Ecuador	Gold	South Africa	Gold
Eritrea	Gold	South Korea	Gold
Ethiopia	Tantalum	Spain	Tantalum, Tin, Tungsten
France	Tin	Swaziland	Gold
Ghana	Gold	Sweden	Gold
Guinea	Gold	Tanzania	Gold, Tin
Guyana	Gold	Thailand	Tantalum, Tin, Tungsten
India	Gold	Uganda	Tungsten
Indonesia	Tin	United Kingdom of Great Britain and Northern Ireland	Tin, Tungsten
Kazakhstan	Tungsten	United States of America	Gold, Tungsten
Krygyzstan	Tungsten	Uzbekistan	Gold
Laos	Tin	Venezuela	Tin
Malaysia	Tin, Tungsten	Vietnam	Tin, Tungsten
Mexico	Gold, Tungsten	Zambia	Gold
Mongolia	Tungsten	Zimbabwe	Gold, Tantalum, Tungsten
Mozambique	Gold, Tantalum	Russian Federation	Gold, Tin, Tungsten
Taiwan	Tin